                                  EXHIBIT 3.3


                              FRONTIER CORPORATION

                                    By-Laws

                      As Revised Effective March 21, 1983
              (And as amended 7/16/84, 11/19/84, 2/17/86, 2/16/87,
                 4/22/87, 11/20/89, 2/19/90, 11/19/90, 4/24/91,
          4/29/92, 4/21/93, 4/27/94, 9/19/94, 1/1/95, 4/26/95, 8/16/95
                  1/22/96, 4/30/96, 6/16/97, 9/15/97, 3/1/98)

                                   ARTICLE I

                                  SHAREHOLDERS


Section 1 - Annual Meeting.
---------------------------

      An annual meeting of shareholders for the election of Directors and the transaction of other business shall be held at such time on any day in the month of April in each year or on such other date as shall be fixed by the Board of Directors.

Section 2 - Special Meetings.
-----------------------------

      Special Meetings of the shareholders may be called by the Board of Directors. Such meeting shall be held at such time as may be fixed in the notice of meeting.

Section 3 - Place of Meeting.
-----------------------------

      Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed in the notice of meeting.

Section 4 - Notice of Meeting.
------------------------------

      Notice of each meeting of shareholders shall be in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

A copy of the notice of any meeting shall be given, personally, or by mail, not less than ten or more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder's address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then directed to the shareholder at such other address.


3/21/83

                                      (2)




Section 5 - Inspectors of Election.
-----------------------------------

      The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote at such meeting shall, appoint two inspectors. Each inspector, before entering upon the discharge of the inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector's ability.

      The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the
                                                ----- -----
facts stated and of the vote as certified by them.

Section 6 - List of Shareholders at Meeting.
--------------------------------------------

      A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by the Transfer Agent, if any, shall be produced at the meeting of shareholders upon the request of any shareholder at such meeting or prior thereto. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding at such meeting, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote at such meeting may vote at such meeting.



3/21/83

                                      (3)

Section 7 - Qualification of Voters.
------------------------------------

      Every shareholder of record of common stock of the Corporation shall be entitled at every meeting of shareholders to one vote for every share of common stock held by the shareholder in the shareholder's name on the record of shareholders, subject, however, to the voting rights granted to the holders of Cumulative Preferred Stock of the Corporation upon default in dividends thereon.

Section 8 - Quorum of Shareholders.
-----------------------------------

      The holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

      The shareholders present, in person or by proxy, and entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

Section 9 - Vote of Shareholders.
---------------------------------

      Directors shall, except as otherwise required by law, or by the certificate of incorporation as permitted by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

      Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, or by the certificate of incorporation as permitted by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Section 10 - Proxies.*
----------------------

      Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for that shareholder by proxy. Any proxy may be transmitted, authorized or executed in any manner permitted by the New York Business Corporation Law. No proxy shall be valid after the expiration of eleven months from



3/21/83
*revised 3/1/98

                                      (4)

the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it except in those cases where an irrevocable proxy permitted by statute has been given.

Section 11 - Fixing Record Date.**
--------------------------------

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 12 - Order of Business.*
--------------------------------

      The order of business at each meeting of shareholders shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

      At any special meeting of shareholders, only such business may be transacted which is related to the purpose or purposes set forth in the notice of such meeting.

      At any annual meeting of shareholders, only such business (other than the nomination or election of directors) shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any shareholder who is a holder of record at the time of the giving of the notice provided for in this Section 12, who is or will be entitled to vote at the meeting and who complies with the procedures set forth in this Section 12.

3/21/83
*Revised 9/19/94
**Revised 3/1/98

                                      (5)



      For business (other than the nomination or election of directors) properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice must be addressed to the Secretary and delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that
                                      --------  -------
the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; (iv) a representation that the shareholder is or will be entitled to vote at such annual meeting and intends to appear in person (or send a qualified representative) or by proxy to present such proposal at the meeting; and (v) any material interest of the shareholder in such business. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder
                                 --------  -------
does not appear in person (or send a qualified representative) or by proxy to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 12. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this

3/21/83

                                      (6)

Section 12 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted and any proposal contemplated by such business shall be void.



                                  ARTICLE II

                              BOARD OF DIRECTORS



Section 1 - Power of Board and Qualification of Directors.
----------------------------------------------------------

      The business of the Corporation shall be managed under the direction of its Board of Directors, each of whom shall be at least twenty-one years of age.

Section 2 - Number of Directors.*
---------------------------------

      At the annual meeting of shareholders, the shareholders shall elect twelve directors.

Section 3 - Election, Term and Qualifications of Directors.
-----------------------------------------------------------

      At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified. No person shall be eligible for election or reelection to the Board of Directors after reaching seventy years of age, or in the case of a retired Chairman of the Board of Directors or a retired President of the Corporation, after reaching sixty-seven years of age. The term of any Director who is also an Officer of the Corporation or any subsidiary of the Corporation, other than the Chairman of the Board or the President of the Corporation, shall end on the date of termination from active employment and such officer shall thereafter be ineligible for reelection to the Board of Directors.

Section 4 - Quorum of the Board: Action by the Board.
-----------------------------------------------------

      One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority

3/21/83
*Revised 7/16/84, 2/17/86, 11/20/89, 2/19/90, 11/19/90, 4/24/91, 4/27/94,
1/1/95, 4/26/95, 8/16/95, 1/22/96, 4/30/96, 6/16/97, 9/15/97

                                      (7)


of the Directors present at the time of such vote, if a quorum is then present, shall be the act of the Board.

Section 5 - Action Without a Meeting.
-------------------------------------

      Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or of the committee consent in writing to the adoption of the resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.


Section 6 - Participation in Board Meetings by Conference Telephone.
--------------------------------------------------------------------

      Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7 - Meetings of the Board.
----------------------------------

      An annual meeting of the Board of Directors shall be held in each year directly after adjournment of the annual shareholders' meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board of Directors, if such there be, the President or any two Directors.

      Meetings of the Board of Directors shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation in Rochester, New York.

      No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given by oral, telegraphic or written notice, duly given or sent or mailed to each Director not less than one (1) day before such meeting.

3/21/83

                                      (8)


Section 8 - Resignation.
------------------------

      Any Director may resign at any time by giving written notice to the Chairman of the Board of Directors, if such there be, to the President or to the Secretary. Such resignation shall take effect at the time specified in such written notice, or if no time be specified, then on delivery. Unless otherwise specified in the written notice, the acceptance of such resignation by the Board of Directors shall not be needed to make it effective.

Section 9 - Newly Created Directorships and Vacancies.
------------------------------------------------------

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors may be filled by vote of the Board. If the number of the directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of such director's predecessor.

Section 10 - Executive and Other Committees of Directors.*
----------------------------------------------------------

      The Board of Directors, by resolution, adopted by a majority of the entire Board, shall designate from among its members an Executive Committee consisting of three or more Directors, a majority of whom are outside directors.

      The Executive Committee shall have all the authority of the Board, except that it shall not have authority as to the following matters:

      (1)The submission to shareholders of any action that needs shareholders' approval;

      (2)The filling of vacancies in the Board or in any committee;

      (3)The amendment or repeal of the By-Laws, or the adoption of new By-Laws;

      (4)The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable;

      (5)The fixing of compensation of the directors for serving on the Board or on any Committee;

3/21/83
*Revised 11/19/84, 4/22/87, 4/29/92, 4/21/93, 8/16/95

                                      (9)


      (6)The fixing or amendment of the compensation, benefits and perquisites of the chief executive officer.

      The Board of Directors, by resolution by a majority of the entire Board, may designate from among its members an Audit Committee consisting of three or more outside directors. The Audit Committee shall, among other things, review the scope of audit activities, review with management significant issues concerning litigation, contingencies or other material matters which may result in either potential liability of the Company or significant exposure to the Company, review significant matters of corporate ethics, review security methods and procedures, review the financial reports and notes, and make reports and recommendations with respect to audit activities, findings, and reports of the independent public accountants and the internal audit staff of the Company.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members a Committee on Directors consisting of three or more outside directors. The Committee on Directors shall, among other things, review performance of incumbent directors, act as a nominating committee, and consider and report to the entire Board of Directors on all matters relating to the selection, qualification, compensation and duties of the members of the Board of Directors and any committees of the Board of Directors.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members a Committee on Management consisting of three or more outside directors. The Committee on Management shall, among other things, fix or amend the compensation, benefits and perquisites of all executive officers of the Company and recommend such for the chief executive officer, select and administer executive compensation plans and employee benefit plans which have Company stock as an investment option, review succession planning for the Company and review with management significant human resources issues. The compensation, benefits and perquisites of the chief executive officer shall be set by the outside directors of the full Board upon the recommendation of the Committee on Management.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members other committees each consisting of three or more directors.

      Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a quorum for the

3/21/83

                                      (10)


transaction of business of a committee shall consist of (a) a majority of the entire authorized number of members of the Executive Committee or (b) one-third of the entire authorized number of members of any other committee of the Board of Directors, but in no event fewer than two persons. The vote of a majority of the members of a committee present at the time of the vote concerning the transaction of business of that committee or of any specified item of business of that committee if a quorum is present at such time, shall be the act of such committee.

      Any committee may fix the time and place of holding its regular meetings and, if so fixed, no notice of such regular meeting shall be necessary. Special meetings of any committee may be called at any time by the Chairman of the Board of Directors, if such there be, by the chief executive officer, by the President, by the Chairperson of that committee, or by any two members of that committee. Notice of each special meeting of any committee shall be given by oral, telegraphic or written notice, including notice via facsimile machine, duly given or sent or mailed to each member of that committee not less than one day before such meeting.

Section 11 - Compensation of Directors.
---------------------------------------

      The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

Section 12 - Indemnification.*
------------------------------

(a)  Generally.
     ----------

      To the full extent authorized or permitted by law, the Corporation shall indemnify any person ("indemnified Person") made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact that he, his testator or intestate, ("Responsible Person"), whether before or after adoption of this
Section 12, (1) is or was a director or officer of the Corporation, or (2), if a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (3), if not a director or officer of the Corporation, is serving or served, at the request of the


3/21/83
*Revised 2/16/87

                                      (11)


Corporation, as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided only that (x) acts of the Responsible Person which were material to the cause of action so adjudicated or otherwise disposed of were not (i) committed in bad faith or (ii) were not the result of active and deliberate dishonesty, and (y) the Responsible Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.

(b)  Advancement of Expenses.
     ------------------------

      All expenses reasonably incurred by an Indemnified Person in connection with a threatened or actual action or proceeding with respect to which such person is or may be entitled to indemnification under this Section 12 shall be advanced or promptly reimbursed by the Corporation to him in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

(c)  Procedure for Indemnification.
     ------------------------------

      (1) Not later than thirty (30) days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Section 12, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Responsible Person met the standard of conduct set forth in paragraph (a) of this Section 12, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.


3/21/83

                                      (12)


      (2) Such standard shall be found to have been met unless (a) a judgment or other final adjudication adverse to the Indemnified Person establishes that subparagraphs (x) or (y) of paragraph (a) of this Section 12 were violated, or
(b) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established a violation of subparagraphs (x) or (y) of paragraph (a) of this
Section 12.

      (3) If indemnification is denied, in whole or part, because of an adverse finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction thereof, and in such action or proceeding the issue shall be whether the Responsible Person met the standard of conduct set forth in paragraph (a) of this Section 12, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct) and the determination of such issue shall not be affected by the Board's finding. If the judgment or other final adjudication in such action or proceeding establishes that the Responsible Person met the standard set forth in paragraph (a) of this Section 12, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

      (4) A finding by the Board pursuant to this paragraph (c) that the standard of conduct set forth in paragraph (a) of this Section 12 has been met shall mean a finding of the Board or shareholders as provided by law.

(d)  Contractual Article.
     --------------------

      This Section 12 shall be deemed to constitute a contract between the Corporation and each person who is a Responsible Person

3/21/83

                                      (13)


at any time while this Section 12 is in effect.  No repeal or amendment of this
Section 12, insofar as it reduces the extent of the indemnification of any person who could be a Responsible Person shall without his written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to (1) the date of such repeal or amendment if on that date he is not serving in any capacity for which he could be a Responsible Person, or (2) the thirtieth (30th) day following delivery to him of written notice of such repeal or amendment as to any capacity in which he is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he could be a Responsible Person, or (3) the later of the thirtieth (30th) day following delivery to him of such notice or the end of the term of office (for whatever reason) he is serving as director or officer of the Corporation when such repeal or amendment is adopted, with respect to being a Responsible Person in that capacity. No amendment of the Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of a Responsible Person under this Section 12, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Section 12 shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

(e)  Non-exclusivity.
     ----------------

      The indemnification provided by this Section 12 shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Section 12. The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Section 12 to the full extent permitted by law.

Section 13 - Notification of Nominations.*
             ---------------------------

      Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or by any shareholder who is a


3/21/83
*Revised 9/19/94

                                      (14)

shareholder of record at the time of the giving of the notice of nomination provided for in this Section 13 and who is entitled to vote for the election of Directors. Any shareholder of record who is or will be entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if timely written notice of such shareholder's intent to make such nomination is given to the Secretary. To be timely, a shareholder's notice must be addressed to the Secretary and delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual
                --------  -------
meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth: (a) the name and address, as they appear on the Corporation's books, of the shareholder who intends to make the nomination, and the name and address of the person or persons to be nominated; (b) the class and number of shares of the Corporation which are beneficially owned by the shareholder: (c) a representation that the shareholder is or will be entitled to vote at the meeting and intends to appear in person (or send a qualified representative) or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a Director of the

3/21/83

                                      (15)


Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made after compliance with the foregoing procedure. Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Directors of the Corporation and any purported nomination or purported election not made in accordance with the procedures set forth in this Section 13 shall be void.



                                  ARTICLE III


                                  OFFICERS


Section 1 - Officers.
---------------------

      The Board of Directors, as soon as may be practicable after the annual election of directors, may elect a Chairman of the Board of Directors and shall elect a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Secretary and a Treasurer, and such other officers as it may determine. Any two or more offices may be held by the same person, except the office of President and Secretary.

Section 2 - Term of Office and Removal.
---------------------------------------

      Each officer shall hold office for the term for which each officer is elected or appointed, and until a successor has been elected or appointed and qualified.

Section 3 - Powers and Duties.
------------------------------

      The officers of the Corporation shall each have such powers and authority and perform such duties in the management of the Corporation as set forth in these By-Laws and as from time to time prescribed by the Board of Directors. To the extent not set forth in these By-Laws or so prescribed by the Board of Directors, they shall each have such powers and authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.


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                                      (16)

      In addition to the powers and authority above, each officer has the powers and duties set out below.

      (a)  Chairman of the Board of Directors
           ----------------------------------

      The Chairman of the Board of Directors, if such there be, shall preside at all meetings of the Board. The Chairman of the Board of Directors may be the chief executive officer of the Corporation, and if so designated, may preside at all meetings of shareholders.

      (b)  President
           ---------

      The President shall be the chief operating officer and shall have responsibility for the general management of the business of the Corporation, subject only to the supervision of the Board of Directors, the Executive Committee and the Chairman of the Board of Directors, as chief executive officer, if such there be. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not the chief executive officer, then the President shall be the chief executive officer of the Corporation. The President may preside at all meetings of shareholders, when present, and at meetings of the Board of Directors in the absence of the Chairman of the Board, if such there be.

      (c)  Executive Vice President
           ------------------------

      The Executive Vice President or the Executive Vice Presidents, if such there be, shall assist the President in the management of the Corporation and, as may be designated by the Board of Directors, in the event of the death, resignation, removal, disability or absence of the President, an Executive Vice President shall possess the powers and perform the duties of the President for the period of such disability or absence or until the Board of Directors elects a President.

      (d)  Vice President
           --------------

      Each Vice President shall assist the President in the management of the Corporation and, in the absence or incapacity of the President and Executive Vice Presidents,


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                                      (17)

and in order as fixed by the Board, possess the powers and perform the duties of the President for the period of such absence or incapacity, and shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

      (e)  Secretary
           ---------

      The Secretary shall issue notices of all meetings of shareholders and directors where notices of such meetings are required by law or these By-Laws, and shall keep the minutes of such meetings. The Secretary shall sign such instruments and attest such documents as require signature or attestation and affix the corporate seal thereto where appropriate and shall possess such other powers and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

      (f)  Treasurer
           ---------

      The Treasurer shall have general charge of, and be responsible for, the fiscal affairs of the Corporation and shall sign all instruments and documents as require such signature, and shall possess such other powers and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

      (g)  Assistant Officers
           ------------------

      Any Assistant Officer elected by the Board of Directors shall assist the designated officer and shall possess that officer's powers and perform that officer's duties as designated by that officer, and shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

Section 4 - Records.
--------------------

      The Corporation shall keep (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of the Board; and (c) a current list of the directors and officers and their residence addresses.


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                                      (18)


      The Corporation shall also keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

Section 5 - Checks and Similar Instruments.
-------------------------------------------

      All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments, for the payment of money, shall be signed by facsimile or otherwise on behalf of the Corporation by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

Section 6 - Voting Shares Held by the Corporation.
--------------------------------------------------

      Either the President or the Secretary may vote shares of stock held by the Corporation in other corporations and may execute proxies for and on behalf of the Corporation for such purpose.



                                  ARTICLE IV

           SHARE CERTIFICATES AND LOSS THEREOF - TRANSFER OF SHARES



Section 1 - Form of Share Certificate.
--------------------------------------

      The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board if such there be, or the President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who


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                                      (19)

has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

Section 2 - Lost, Stolen or Destroyed Share Certificates.
---------------------------------------------------------

      No certificate or certificates for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification and payment of costs of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe. The Board of Directors, in its discretion, and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed to furnish the Corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation in respect of such lost, stolen or destroyed certificate.

Section 3 - Transfer of Shares.
-------------------------------

      Shares of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by the registered holder's duly authorized attorney, by delivery for cancellation of a certificate or certificates for the same number of shares, with proper endorsement consisting of either a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, either written thereon or attached thereto, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Such endorsement may be either in blank or to a specified person, and shall have affixed thereto all stock transfer stamps required by law.

      *Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of stock of the Corporation outstanding in any class or series shall at any time be owned of record or beneficially or voted by or for the account of aliens (as defined below). Shares of stock shall not be transferable on the books of the Corporation to any alien if, as a


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*Revised 9/19/94

                                      (20)

result of such transfer, the aggregate number of shares of stock in any class or series owned by or for the account of aliens shall be twenty percent or more of the number of shares of stock then outstanding in such class or series. The Board of Directors may make such rules and regulations as it shall deem necessary or appropriate so that accurate records may be kept of the shares of stock of the Corporation owned of record or beneficially or voted by or for the account of aliens or to otherwise enforce the provisions of this Section 3.

      As used in this Section 3, the word "alien" shall mean the following and their representatives: any individual not a citizen of the United States of America; a partnership, unless a majority of the partners are non-aliens and a majority interest in the partnership profits is held by nonaliens; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of any class or series of stock is owned of record or voted by or for the account of aliens; and any other corporation, joint-stock company or association controlled directly or indirectly by one or more of the above.



                                   ARTICLE V

                                 OTHER MATTERS



Section 1 - Corporate Seal.
---------------------------

      The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board, a facsimile thereof may be affixed or impressed or reproduced in any other manner.


Section 2 - Amendments.
-----------------------

      By-Laws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-Laws may also be

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                                      (21)


amended, repealed, or adopted by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

      If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.





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